Exhibit 99.1

Revelation Biosciences Inc. Announces Financial Results for the Three Months Ended March 31, 2023 and Recent Corporate Progress

San Diego, CA – May 22, 2023 – Revelation Biosciences Inc. (NASDAQ: REVB) (the “Company” or “Revelation”), a life sciences company that is focused on the development of immunologic based therapies for the prevention and treatment of disease, today reported its three months ended March 31, 2023 financial results and highlighted recent corporate progress.

Corporate Highlights

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Established strong scientific advisory team with extensive preclinical experience using PHAD to prevent disease.
•
Initiated additional nonclinical studies to further study PHAD in treatment and prevention of CKD and AKI in order to inform future clinical study designs in patients.
•
IND and clinical enabling studies under way for anticipated Phase 1 clinical study starting in Q4 2023.

“We are off to a great start for 2023 and have commenced our IND and clinical study enabling activities to advance REVTx-300 and REVTx-100,” said James Rolke, Chief Executive Officer of Revelation. “We are laser-focused and on track to file our IND and initiate clinical studies of REVTx-300 and REVTx-100 in Q4 of this year.”

Results of Operations

As of March 31, 2023, Revelation had $17.7 million in cash and cash equivalents, compared to $5.3 million as of December 31, 2022. The increase in cash and cash equivalents was primarily due to net cash received from financing activities, offset primarily by cash used for operating activities. Based on current operating plans and projections, Revelation believes that its current cash and cash equivalents are sufficient to fund operations through June of 2024.

Revelation’s net cash used for operating activities for the three months ended March 31, 2023 was $1.6 million compared to net cash used for operating activities of $4.8 million for the same period in 2022. Revelation’s net income for the three months ended March 31, 2023 was $6.2 million, or $2.79 basic earnings per share and $1.96 diluted earnings per share, compared to a net loss of $6.6 million, or $15.09 basic and diluted loss per share for the same periods in 2022.

Net income was primarily due to the change in fair value of the warrant liability creating a $7.7 million gain. The changes in net cash used for operating activities and the decrease in net loss in 2023 as compared to 2022 were primarily due to decreases clinical study expenses associated with our Phase 2b viral challenge clinical study (REVTx-99a) and our Phase 1b allergen challenge study (REVTx-99b), legal fees, professional consulting service fees and public company directors and officers insurance policy.

About Revelation Biosciences Inc.

Revelation Biosciences, Inc. is a life sciences company focused on the development of immunologic-based therapies for the prevention and treatment of disease. Revelation has multiple product candidates in development that are based on the well-established biology of phosphorylated hexaacyl disaccharide (PHAD) and its effect on the innate immune system. REVTx‑300 is being developed as a potential therapy for the treatment of acute and chronic organ disease including CKD, AKI and myocarditis. REVTx‑100 is being developed as a prevention and treatment of infection. REVTx‑200 is being developed as an intranasal immunomodulator adjunct to be used in combination with an intramuscular vaccination for more complete immunity. REVTx‑99b is being developed as a treatment for food allergies.

For more information on Revelation, please visit www.RevBiosciences.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. These forward-looking statements are generally identified by the words "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions. We caution investors that forward-looking statements are based on management’s expectations and are only predictions or statements of current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those anticipated by the forward-looking statements. Revelation cautions readers not to place undue reliance on any such forward looking statements, which speak only as of the date they were made. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the ability of Revelation to meet its financial and strategic goals, due to, among other things, competition; the ability of Revelation to grow and manage growth profitability and retain its key employees; the possibility that the Revelation may be adversely affected by other economic, business, and/or competitive factors; risks relating to the successful development of Revelation’s product candidates; the clinical utility of an increase in intranasal cytokine levels as a biomarker of viral infections; the ability to successfully complete planned clinical studies of its product candidates; the risk that we may not fully enroll our clinical studies or enrollment will take longer than expected; risks relating to the occurrence of adverse safety events and/or unexpected concerns that may arise from data or analysis from our clinical studies; changes in applicable laws or regulations; expected initiation of the clinical studies, the timing of clinical data; the outcome of the clinical data, including whether the results of such study is positive or whether it can be replicated; the outcome of data collected, including whether the results of such data and/or correlation can be replicated; the timing, costs, conduct and outcome of our other clinical studies; the anticipated treatment of future clinical data by the FDA, the EMA or other regulatory authorities, including whether such data will be sufficient for approval; the success of future development activities for its product candidates; potential indications for which product candidates may be developed; the potential impact that COVID-19 may have on Revelation’s suppliers, vendors, regulatory agencies, employees and the global economy as a whole; the ability of Revelation to maintain the listing of its securities on NASDAQ; investor sentiment relating to SPAC related going public transactions; the expected duration over which Revelation’s balances will fund its operations; and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the SEC by Revelation.

REVELATION BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Operating expenses:
Research and development	$525,273	$3,680,280
General and administrative	1,094,574	2,906,020
Total operating expenses	1,619,847	6,586,300
Loss from operations	(1,619,847)	(6,586,300)
Other income (expense):
Change in fair value of warrant liability	7,744,935	—
Other income (expense)	34,107	(30,241)
Total other income (expense), net	7,779,042	(30,241)
Net income (loss)	$6,159,195	$(6,616,541)

Net earnings (loss) per share, basic	$2.79	$(15.90)
Weighted-average shares used to compute net earnings (loss) per share, basic	2,210,703	416,184

Net earnings (loss) per share, diluted	$1.96	$(15.90)
Weighted-average shares used to compute net earnings (loss) per share, diluted	3,135,916	416,184

REVELATION BIOSCIENCES, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$17,702,818	$5,252,979
Deferred offering costs	—	87,171
Prepaid expenses and other current assets	332,387	73,132
Total current assets	18,035,205	5,413,282
Property and equipment, net	83,870	90,133
Total assets	$18,119,075	$5,503,415
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$705,089	$554,205
Accrued expenses	973,925	985,497
Deferred underwriting commissions	2,911,260	2,911,260
Warrant Liability	3,511,155	—
Total current liabilities	8,101,429	4,450,962
Total liabilities	8,101,429	4,450,962
Stockholders’ equity:
Series A Preferred Stock, $0.001 par value; zero and one shares authorized, issued and outstanding at March 31, 2023 and December 31, 2022, respectively; liquidation preference of $0 and $5,000 at March 31, 2023 and December 31, 2022, respectively	—	—
Common Stock, $0.001 par value; 500,000,000 and 11,000,000 shares authorized and 4,729,839 and 682,882 issued and outstanding at March 31, 2023 and December 31, 2022, respectively	4,730	683
Additional paid-in-capital	29,200,569	26,398,618
Accumulated deficit	(19,187,653)	(25,346,848)
Total stockholders’ equity	10,017,646	1,052,453
Total liabilities and stockholders’ equity	$18,119,075	$5,503,415

Company Contacts

Sandra Vedrick

Vice President, Investor Relations & Human Resources

Revelation Biosciences Inc.

Email: svedrick@revbiosciences.com

and

Chester Zygmont, III

Chief Financial Officer

Revelation Biosciences Inc.

Email: czygmont@revbiosciences.com